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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports on the financial statements and supplemental schedule titled "Schedule II - Analysis of Valuation and Qualifying Accounts of Binnings Building Products, Inc. dated March 21, 1997 (except with respect to the matters discussed in Note 10 as to which the date is December 10, 1997), and to all references to our Firm, included in or made part of the American Architectural Products Corporation Form S-1 Registration Statement filed August 7, 1998.

                                        ARTHUR ANDERSEN LLP

Greensboro, North Carolina,
August 7, 1998.